UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2026

NEW ROYAL HOLDCO I INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-24993	42-2224708
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6595 S Jones Boulevard Las Vegas, Nevada	89118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 893-7777

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GDEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

On April 30, 2026, the transactions contemplated under the previously announced Master Transaction Agreement, dated as of November 6, 2025 (the “MTA”), by and among the company formerly known as Golden Entertainment, Inc., a Minnesota corporation (“Golden”), Argento, LLC, a Nevada limited liability company (“OpCo Buyer”), VICI Properties Inc., a Maryland corporation (“PropCo Buyer”), and VICI ROYAL MERGER SUB LLC, a Delaware limited liability company and a wholly owned subsidiary of PropCo Buyer (“PropCo Merger Sub”), were consummated. As contemplated by the MTA, and on the terms and conditions set forth therein: (i) Golden consummated the Pre-Closing Restructuring, in furtherance of which, among other things, (x) Golden formed New Royal HoldCo I Inc. (“New HoldCo,” or the “Registrant”) and Royal MergerCo I, LLC (“New OpCo”) and (y) on the Closing Date, prior to the OpCo Sale, Golden merged with and into New OpCo, with New OpCo continuing as the surviving entity, with the equity holders of Golden receiving equity, on a one-for-one basis, in New HoldCo and New HoldCo owning 100% of the membership interest of New OpCo and becoming the immediate parent of New OpCo (the “F-Reorganization”); (ii) immediately following the F Reorganization Effective Time, but prior to the OpCo Sale, New OpCo distributed all of the membership interests in PropCo to New HoldCo (the “PropCo Distribution”); (iii) on the Closing Date, immediately following the PropCo Distribution but prior to the Distribution and the Effective Time (as defined below), OpCo Buyer acquired 100% of the equity interests of New OpCo (the “OpCo Sale”); (iv) immediately following the consummation of the OpCo Sale, but prior to the Effective Time, New HoldCo distributed a dividend, as declared and paid by New HoldCo, in an amount equal to $2.75 per share to New HoldCo’s shareholders as of the Closing Date (the “Distribution”); and (v) on the Closing Date, immediately following the Distribution, New HoldCo merged with and into PropCo Merger Sub, with PropCo Merger Sub continuing as the surviving entity, and each share of common stock of New HoldCo issued and outstanding immediately prior to the Effective Time was converted into the right to receive a number of fully paid and nonassessable PropCo Buyer Shares equal to 0.902 with cash paid in lieu of fractional shares (the “Exchange Ratio”, and such merger, the “Merger,” and together with the PropCo Distribution, the Distribution, the Pre-Closing Restructuring, the OpCo Sale and other transactions contemplated by the MTA, the “Transactions”). Capitalized terms used herein but not otherwise defined have the meanings set forth in the MTA.

This Current Report on Form 8-K12B is intended to disclose matters in connection with the completion of the Transactions as well as to provide notice pursuant to Rule 12g-3(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that, following the F-Reorganization, New HoldCo became the successor issuer to Golden. More specifically, pursuant to Exchange Act Rule 12g-3(a), shares of New HoldCo common stock, par value $0.01 per share, issued in connection with the F-Reorganization are deemed registered under Section 12(b) of the Exchange Act.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the consummation of the Transactions, all outstanding obligations under that certain First Lien Credit Agreement, dated as of October 20, 2017, by and among Golden (as borrower), the guarantors party thereto, JPMorgan Chase Bank, N.A. (“JPM”), as administrative agent and collateral agent, the lenders party thereto, and the other agents, arrangers and bookrunners identified therein, as amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement”), were satisfied in full. Upon JPM’s receipt of the payoff amount, all obligations (other than certain customary surviving obligations) under the Credit Agreement were discharged, all commitments thereunder were terminated, and all liens and security interests securing obligations under the Credit Agreement were released.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth above under Introduction and Item 1.02 of this Current Report on Form 8-K12B is incorporated hereunder by reference.

Pursuant to the terms of the MTA, as a result of the Transactions, each Company Option outstanding as of the Equity Award Settlement Date was accelerated and became fully vested and exercisable as of the Equity Award Settlement Date. Effective on the Equity Award Settlement Date and prior to the F Reorganization Effective Time, each vested Company Option (after giving effect to such acceleration) that was then outstanding was then exercised and the holder of such Company Option received a number of Shares equal to the excess of (i) the number of Shares underlying such Company Option, over (ii) the number of Shares with a fair market value as of the Equity Award Settlement Date equal to the sum of (x) the exercise price of such Company Option and (y) any applicable Taxes required to be deducted and withheld under applicable Law and in accordance with the Company Equity Plans.

As a result of the Transactions, each outstanding Company RSU Award (and any related dividend equivalents) that was outstanding as of the Equity Award Settlement Date accelerated and became fully vested effective as of the Equity Award Settlement Date. Upon vesting, Golden issued the number of Shares underlying the vested Company RSU Award (and any related dividend equivalents to be settled in Shares), less the number of Shares with a fair market value as of the Equity Award Settlement Date equal to the amount of the applicable Taxes required to be deducted and withheld under applicable Law and in accordance with the Company Equity Plans (or, with respect to each Company RSU Award (and any related dividend equivalents to be settled in cash) that was to be settled in cash in accordance with its terms, Golden paid, or caused to be paid, to the Company RSU Award holder a cash payment in an amount equal to the fair market value of the number of Shares underlying the vested Company RSU Award on the date the Company RSU Award was settled and the cash amount of any accumulated dividend equivalents to be paid in cash, less the amount of the applicable Taxes required to be deducted and withheld under applicable Law and in accordance with the Company Equity Plans).

As a result of the Transactions, each outstanding Company PSU Award (and any related dividend equivalents) that was outstanding as of the Equity Award Settlement Date accelerated and became fully vested as of the Equity Award Settlement Date, with any performance metrics with respect to such Company PSU Award deemed met at "target" performance level for any performance period that was not yet complete, as specified in each award agreement with respect to such Company PSU Award, unless a higher achievement level was specified in the applicable award agreement with respect to such Company PSU Award. Upon vesting, Golden issued the number of Shares underlying the vested Company PSU Award (and any dividend equivalents related thereto to be settled in Shares), less the number of Shares with a fair market value as of the Equity Award Settlement Date equal to the amount of the applicable Taxes required to be deducted and withheld under applicable Law and in accordance with the Company Equity Plans (or, with respect to each Company PSU Award (and any related dividend equivalents to be settled in cash) that was to be settled in cash in accordance with its terms, Golden paid to the Company PSU Award holder a cash payment in an amount equal to the fair market value of the number of Shares underlying the vested Company PSU Award on the date the Company PSU Award was settled and the cash amount of any accumulated dividend equivalents to be paid in cash, less the amount of the applicable Taxes required to be deducted and withheld under applicable Law and in accordance with the Company Equity Plans).

As a result of the Transactions, each Share of Company Restricted Stock converted from an Company RSU Award or Company PSU Award as permitted in accordance with the MTA (in each case, along with any related dividend equivalents) that was outstanding as of the Equity Award Settlement Date accelerated and became fully vested effective as of the Equity Award Settlement Date, less the amount of the applicable Taxes required to be deducted and withheld under applicable Law and in accordance with the Company Equity Plans.

The above-description of the MTA and the transactions contemplated thereby, is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the MTA, a copy of which is attached hereto as Exhibit 2.1, and is incorporated into this Current Report on Form 8-K12B by reference in its entirety.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth above under Introduction and Item 2.01 of this Current Report on Form 8-K12B is incorporated by reference into this Item 3.01.

On April 30, 2026, the Registrant notified Nasdaq that the Transactions had been completed. The Registrant also requested that Nasdaq suspend trading of New HoldCo common stock and file a Form 25 with the Securities and Exchange Commission (the “SEC”) to delist New HoldCo common stock from Nasdaq and deregister New HoldCo common stock under Section 12(b) of the Exchange Act. The Registrant also intends to file a Form 15 with the SEC requesting the termination of registration of New HoldCo common stock under Section 12(g) of the Exchange Act and the suspension of the Registrant’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth above under Introduction and in Items 1.02, 2.01, 3.01 and 5.01 of this Current Report on Form 8-K12B is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant.

The information set forth above under Introduction and in Items 1.02, 2.01, 3.01 and 5.02 of this Current Report on Form 8-K12B is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth above under Introduction and in Item 2.01 of this Current Report on Form 8-K12B is incorporated by reference into this Item 5.02.

In connection with the consummation of the Transactions, each of Blake L. Sartini, Mark A. Lipparelli, Ann D. Dozier, Terrence L. Wright and Andy H. Chien, all of the members of the board of directors of the Registrant immediately prior to the Effective Time, resigned as directors of the Registrant effective as of the closing of the Transactions.

Additionally, in connection with the consummation of the Transactions, each of Blake L. Sartini, Charles H. Protell, Blake L. Sartini II, Viktoryia G. Pulliam and Phyllis Gilland, each an officer of the Registrant immediately prior to the Effective Time, ceased to be officers of the Registrant effective as of the closing of the Transactions.

In addition, in connection with the consummation of the Merger, the employment of Blake L. Sartini was terminated and he will receive the severance payments due to him under his employment agreement.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth above under Introduction and in Item 2.01 of this Current Report on Form 8-K12B is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

Exhibits. The following documents are herewith furnished or filed as exhibits to this report:

Exhibit No.	Exhibit Description
2.1*	Master Transaction Agreement, dated as of November 6, 2025, by and among Golden Entertainment, Inc., Argento, LLC, VICI Properties Inc. and VICI ROYAL MERGER SUB LLC (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K, filed with SEC on November 7, 2025).

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

*	The schedules and exhibits have been omitted pursuant to Item 601(a)(5) or Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request; provided, however, that the Registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VICI ROYAL MERGER SUB LLC (as successor by
merger to New Royal Holdco I Inc.)
(Registrant)

Dated: April 30, 2026	By:	/s/ Samantha S. Gallagher
Name: Samantha S. Gallagher
Title: Secretary